COMFORCE Corporation
                               2001 Marcus Avenue
                          Lake Success, New York 11042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 30, 1997

     As a stockholder of COMFORCE Corporation (the "Company"), you are invited to be present, or represented by proxy, at the Annual Meeting of Stockholders, to be held at 395 North Service Road, Melville, New York on July 30, 1997 at 2:00 p.m., New York City time, and any adjournments thereof, for the following purposes:

1. To elect James L. Paterek, Christopher P. Franco, Michael Ferrentino, Richard Barber, Keith Goldberg, Dr. Glen Miller and Marc Werner to the Board of Directors of the Company for terms of one (1) year. See "Proposal No. 1--Election of Directors" in the Proxy Statement.

2. To amend the Company's Long-Term Stock Investment Plan, principally to conform the Plan to recently adopted amendments to Federal securities and income tax regulations. See "Proposal No. 2--Amendments to Stock Option Plan" in the Proxy Statement.

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants for the fiscal year ending December 31, 1997. See "Proposal No. 3--Selection of Auditors" in the Proxy Statement.

4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on June 10, 1997 are entitled to vote at the Annual Meeting of Stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's Common Stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

     If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.


                                   By Order of the Board of Directors

                                   /s/ Christopher P. Franco

                                   Christopher P. Franco
                                   Chief Executive Officer and Secretary

June 20, 1997

                              COMFORCE Corporation
                               2001 Marcus Avenue
                          Lake Success, New York 11042

                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 30, 1997

                                 PROXY STATEMENT

     This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about June 30, 1997, are furnished in connection with the solicitation by the Board of Directors of COMFORCE Corporation, a Delaware corporation (the "Company" or "COMFORCE"), of proxies to be voted at the annual meeting of stockholders to be held at 395 North Service Road, Melville, New York on July 30, 1997 at 2:00 p.m., New York City time, and any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on June 10, 1997 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 13,384,474 shares of Common Stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting or may withhold authority to vote for the nominees by marking the appropriate box on the accompanying proxy card, or may withhold authority to vote for an individual nominee by drawing a line through such nominee's name in the appropriate place on the accompanying proxy card. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, EACH PROPERLY EXECUTED
PROXY WILL BE VOTED, AS SPECIFIED BELOW, TO (i) ELECT JAMES L. PATEREK, CHRISTOPHER P. FRANCO, MICHAEL FERRENTINO, RICHARD BARBER, KEITH GOLDBERG, DR. GLEN MILLER, KEITH GOLDBERG AND MARC WERNER AS DIRECTORS, (ii) APPROVE THE AMENDMENT OF THE COMPANY'S LONG-TERM STOCK INVESTMENT PLAN, AND (iii) RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

     All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality. The favorable vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve or adopt the other proposals presented to the meeting.

     This Proxy Statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram or in person without additional compensation therefor.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Election of Directors

     The Company's Bylaws provide that the Board of Directors shall consist of from three to nine persons as fixed by the Board. On February 26, 1997, the Company's Board of Directors amended its Bylaws to increase the number of directors to seven from four. Seven persons have been nominated to serve as directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified. It is intended that proxies in the form enclosed granted by the stockholders will be voted, unless otherwise directed, in favor of electing the following persons as directors: James L. Paterek, Christopher P. Franco, Michael Ferrentino, Richard Barber, Keith Goldberg, Dr. Glen Miller and Marc Werner.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominees named above. If, for any reason, a nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominees" for information concerning the nominees.

Recommendation

     The Board of Directors recommends a vote "FOR" the election of each of the nominees. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.


                  INFORMATION CONCERNING DIRECTORS AND NOMINEES

Directors and Nominees

     Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company and certain directorships held by him. Each nominee is currently a director of the Company. There are no family relationships among any of the directors or nominees, nor, except as hereinafter described, are there any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

     James L. Paterek, age 35, has served as Chairman of the Board of the Company since February 1997, having previously served as consultant to the Company since December 1995. Mr. Paterek was a founder of Spectrum Global Services, Inc. (following its acquisition by the Company, renamed COMFORCE Telecom Inc. ("COMFORCE Telecom")) and he served as COMFORCE Telecom's President from 1987 to 1995.

     Christopher P. Franco, age 38, has served as the Chief Executive Officer and a Director of the Company since February 1997, having previously served as Executive Vice President of the Company since December 1995. In addition, Mr. Franco has served as Secretary of the Company since December 1995. From 1993 to 1995, Mr. Franco served as Vice President and General Counsel of Spectrum Information Technologies, Inc. (wireless transmissions, telecommunications and franchiser of computer stores). From 1985 to 1993, Mr. Franco practiced law, principally in the field of corporate securities, with the law firms of Fulbright & Jaworski (Houston), Cummings & Lockwood (Hartford) and Kelley Drye & Warren (New York).

     Michael Ferrentino, age 34, has served as the President and a Director of the Company since December 1995. Mr. Ferrentino was a founder of COMFORCE Telecom, and he served as COMFORCE Telecom's Executive Vice President from 1987 to 1995. From 1984 through 1987, he was employed by Dun & Bradstreet.


                                       2.

     Richard Barber, age 38, has served as a Director since December 1995. He is a partner at L.H. Frishkoff & Company, a certified public accounting firm. Mr. Barber is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants and has served as a committee member of the New York State Real Estate Accounting Committee.

     Keith Goldberg, age 34, has served as a Director since December 1995. He is a partner at J. Walter Thompson Advertising. Previously, he worked for BBDO Advertising as an Associate Creative Director from 1994 to 1995. From 1989 through 1994, he served as a Vice President at Young & Rubicam (advertising).

     Dr. Glen Miller, age 61, has served as a Director since December 1995. He is a Vice President of Cybertel Network Systems, a telecommunications service company. From 1990 to 1994, Dr. Miller was responsible for strategic planning for the Harris Corporation (electronics and communications). From 1984 to 1990, he was responsible for the direction and arrangement of business activities in various markets nationwide for GTE Telecom, a telecommunications company. Dr. Miller is a retired Colonel, U.S. Air Force.

     Marc Werner, age 40, has served as a Director since May 1997. He is the President and Chief Executive Officer of Cornucopia Capital Advisors (financial and strategic advisory services). In addition, Mr. Werner has served as the Vice Chairman of Ameriquest Technologies, Inc. (computer products) since 1993. Prior thereto, Mr. Werner served as the President and Chief Executive Officer of Werner Financial Inc. (investment, insurance, real estate and claims management) (1995 to 1997); as the Chief Financial Officer of Werner Holdings (PA) Inc. (climbing products, extruded industrial products and financial services) (1986 to 1996); as the President and Chief Executive Officer of B-E Industries (industrial holding company) (1982 to 1986); and as Vice President and Chief Financial Officer of Borg-Erickson (bathroom scale manufacturer) (1981 to 1986). Mr. Werner is a certified public accountant.

     Each director shall hold office until the next annual meeting of the stockholders or until his successor shall have been duly elected and qualified.

Meetings of the Board of Directors

     In 1996, the Board of Directors of the Company conducted eight meetings. Each director of the Company attended at least 75% of the meetings held during the time he served as director. In addition, the Board of Directors transacted business on fifteen other occasions by unanimous written consent during 1996.

Committees

     The Board of Directors has three standing committees -- the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee has responsibility for reviewing matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company. Dr. Miller and Mr. Barber are members of this Committee. The Audit Committee met once during 1996.

     The Compensation Committee has responsibility for reviewing executive salaries, administering the bonus and incentive compensation of the Company, approving the salaries and other benefits of the executive officers of the Company. Mr. Ferrentino, Mr. Goldberg and Dr. Miller are members of the Compensation Committee. In 1996, the Compensation Committee conducted one meeting.

     The Stock Option Committee has responsibility for administering the Company's Long-Term Investment Plan. Mr. Goldberg and Dr. Miller are members of the Stock Option Committee. In 1996, the Stock Option Committee conducted five meetings.


                                       3.

                PROPOSAL NO. 2 -- AMENDMENTS TO STOCK OPTION PLAN

Background Information

     In 1993, the stockholders approved the adoption of a Long-Term Stock Investment Plan of the Company (the "Plan" or the "Stock Option Plan") which authorizes the grant of options to purchase the Company's common stock and alternative appreciation rights to executives, key employees and agents of the Company and its subsidiaries. At the annual meeting held October 28, 1996, the stockholders of the Company approved amendments to the Plan (i) to increase the maximum number of shares which may be issued under such Plan from 1,500,000 to 4,000,000 shares, (ii) to provide for the grant of options to non-employee directors, and (iii) to permit the Plan administrator additional flexibility in structuring option grants. In May 1997, the Board approved additional amendments to the Plan, subject to stockholder approval, which are being presented to stockholders for consideration at this annual meeting and are principally intended to conform the Plan to recently adopted amendments to Federal securities and income tax regulations, as more fully discussed under "--Summary of the Plan--Proposed Amendments."

Participation in the Plan

     All executive officers and other officers, directors and employees, as well as independent agents and consultants, of the Company and its subsidiaries are eligible to participate in the Plan. The Company estimates that six executive officers, four directors (who are not executive officers), approximately 200 other officers and employees and approximately five agents and consultants will be eligible to participate in the Plan. The Plan is required to be administered by the Board of Directors of the Company or a committee of the Board (the body administering the Plan in any case is defined as the "Administrator"). Under the Plan, the Administrator has authority to award options to eligible persons on the basis of the nature of their duties, their present and potential contributions to the success of the Company and like factors. The Plan is intended to offer participants substantial incentives to join or continue to serve the Company and, by aligning their interests with those of stockholders, to act in a manner calculated to maximize shareholder value. To this end, the Administrator may elect to award options to key employees in substitution of or in addition to cash bonuses. As of the date hereof, the Administrator has neither determined the number of options to be awarded in 1997 nor the identity of the recipients.

Summary of the Plan

     The following summary of the Plan as proposed to be amended is qualified by reference to the full text of the Plan, as proposed to be amended, as set forth in Annex A to this Proxy Statement.

Proposed Amendments

     The Board has approved amendments to the Plan to (i) conform the terms of the Plan to recently adopted amendments to Federal securities law regulations by requiring that certain option grants be authorized only by Board or Committee members who are "non-employee directors," (ii) conform the terms of the Plan to recently adopted amendments to Federal income tax regulations by requiring that certain option grants be authorized only by Board or Committee members who are "outside directors" and limit the number of stock options that can be granted to any single individual over the life of the Plan to ensure that the Company will satisfy the exemption from the $1 million limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the "Code"), (iii) clarify the authority of the Administrator to make awards and interpret the Plan and provide for indemnification of the Administrator in accordance with customary practice for such stock option plans, and (iv) permit non-employee directors to also receive discretionary (in addition to non-discretionary) option grants. Copies of the proposed amendments to the Plan and the complete Plan, as proposed to be amended, are set forth in Annex A to this Proxy Statement.


                                       4.

Purposes

     The purposes of the Plan are to: (i) closely associate the interests of participants, including certain employees of the Company with the stockholders by reinforcing the relationship between participants' rewards and stockholder gains; (ii) provide participants, including certain employees, with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels; and
(iv) provide an incentive to employees for continued employment with the Company.

Administration

     As proposed to be amended, the Plan is required to be administered by the Administrator, which is required to be either the Board of Directors of the Company or a committee of the Board, provided that (i) in awarding options to any officer or director, the Administrator must consist of at least two members of the Company's Board of Directors who are "non-employee directors" (as defined under applicable rules of the Securities and Exchange Commission), (ii) in making awards to the Company's Chief Executive Officer, one of the four most highly compensated officers (other than the Chief Executive Officer) or any participant who, in the judgment of the Board, is reasonably likely to attain such status within the exercise period of any contemplated option, the Administrator must consist of at least two members of the Company's Board of Directors who are "outside directors" within the meaning of the Code, and (iii) in making awards to a director or officer of the Company who meets the criteria described in (ii) above and who is also an employee of the Company, the Administrator must consist of at least two members of the Company's Board of Directors who are both "non-employee directors" and "outside directors." Currently, the Stock Option Committee serves as the Administrator. Each of the Committee's two members, Dr. Glen Miller and Keith Goldberg, is an "outside director" and a "non-employee director." As currently in effect, the Plan is required to be administered by either the Board or a committee of the Board consisting of at least two disinterested directors. The proposed amendments are intended to conform the Plan to the requirements of applicable Federal securities and income tax regulations which were recently adopted.

Eligibility

     Participants in the Plan are selected by the Administrator from the executive officers and other employees of the Company who have the capability of making a contribution to the success of the Company. In addition, non-employee consultants and agents who have the capability of making a substantial contribution to the success of the Company may also be allowed to be participants in the Plan. In making this selection and in determining the form and amount of awards, the Administrator will consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth. In addition to discretionary grants, non-employee directors are eligible to participate in the Plan through non-discretionary annual grants of non-qualified options to purchase 10,000 shares. See "--Summary of the Plan--Non-Employee Directors."

Types of Options and Rights

     Three types of options or rights are permitted under the Plan: stock options, incentive stock options and alternate appreciation rights. A stock option is an option to purchase the Company's Common Stock that may be granted to any participant. An incentive stock option is an option that qualifies for favorable Federal income tax treatment. Incentive stock options may only be granted to employees. An alternate appreciation right is a right to receive shares of the Company's Common Stock having a value equal to the amount by which the market price thereof exceeds the exercise price of options held by the participant. Alternate appreciation rights may be issued concurrently with or following the issuance of stock options or incentive stock options.


                                       5.

Exercise Price of Options

     Except in the case of options originally issued outside of the Plan ("Outside Options") which are exchanged for stock options under the Plan, the option price per share of Common Stock deliverable upon the exercise of an Option is the closing price of the Common Stock as reported on the American Stock Exchange on the trading day last ended prior to the time the option is granted, except that option price per share of incentive stock options granted to an owner of 10% or more of the total combined voting power of the Company and its subsidiaries will be 110% of such closing price. In the case of stock options which are issued under the Plan in exchange for Outside Options, the exercise price may, at the election of the Administrator, be the same price as that of the Outside Options.

Term of Options

     Each stock option is exercisable and/or becomes exercisable according to such vesting schedule as is determined by the Administrator and provided in the agreement under which the option is granted. Each option has a term of 10 years, subject to earlier termination as provided in the case of death, disability, retirement or other termination of employment, unless the agreement under which the option is granted expressly provides for a different term, not in excess of 10 years, and/or expressly provides that such provisions will not apply to cause the option to earlier terminate.

     Unless otherwise provided in the agreement under which the option is granted, upon the death of the participant, alternative appreciation rights are not exercisable after death and any option rights to the extent exercisable on the date of death may be exercised by the participant's estate within both the remaining effective term of the option and one year after the participant's death.

     Unless otherwise provided in the agreement under which the option is granted, upon termination of a participant's employment by reason of retirement or permanent disability (as each is determined by the Administrator), the participant may exercise any options to the extent such options remain exercisable during a 36-month period following termination (six months in the case of alternative appreciation rights).

     Unless otherwise provided in the agreement under which the option is granted, upon termination of a participant's employment for any other reason, alternative appreciation rights are not exercisable after any such termination and the participant may exercise any options to the extent such options remain exercisable during a three-month period following termination. No awards may be made under the Plan after December 31, 2002. However, all awards made under the Plan prior to this date will remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

Maximum Amount of Option Grants

     Shares of stock which may be issued under the Plan will be authorized and unissued or treasury shares of Common Stock of the Company. The maximum number of shares of Common Stock which may be issued under the Plan is 4,000,000. The aggregate fair market value (determined on the date the option is granted) of Common Stock with respect to which incentive stock options are first exercisable by a participant during any calendar year will not exceed $100,000. As proposed to be amended, the Plan provides that no participant is entitled to receive options in any calendar year commencing January 1, 1997 to purchase more than 1,000,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year from inception of the Plan for which options were not granted.

Alternative Appreciation Rights

     Concurrently with or subsequent to the award of any option, the Administrator may award to any participant a related alternate appreciation right, permitting the participant to be paid the appreciation on the option in lieu of exercising the option. A participant who has been granted alternate rights may, in lieu of the exercise of an equal


                                       6.

number of options, elect to exercise one or more alternate rights and thereby become entitled to receive from the Company payment in common stock for the appreciation of his options.

Non-Employee Directors

     Under the Plan, each non-employee director will receive options to purchase 10,000 shares of the Company's Common Stock annually on the date any such non-employee director is elected or re-elected by the Stockholders. Such options are to vest on the first anniversary of the date of grant, and shall be exercisable for up to 10 years from the date of grant. In addition, as proposed to be amended, non-employee directors may receive discretionary grants in addition to these annual non-discretionary grants.

Amendment of the Plan

     The Board of Directors of the Company may, without further action by the stockholders and without receiving further consideration from the participants, amend the Plan or condition or modify awards under the Plan in response to changes in securities or other laws or rules. The Board may also at any time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of common stock which may be issued under the Plan (other than for certain adjustments as a result of any change in the outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan.

Certain Federal Income Tax Matters

     The Committee may grant either incentive stock options under section 422 of the Code or nonqualified stock options which do not qualify for the tax treatment afforded incentive stock options. Neither the grant of an incentive stock option nor the grant of a nonqualified stock option will be treated as compensation to the optionee for federal income tax purposes, and neither will result in a deduction for tax purposes for the Company. Similarly, the grant of a stock appreciation right will not result in income to the optionee or a deduction for tax purposes for the Company at the time of grant.

     On exercise of an incentive stock option, the optionee will not recognize any compensation income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an incentive stock option may give rise to liability under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares and the entire gain for the optionee will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will generally be taxable to the optionee as compensation income and deductible for tax purposes by the Company. Upon exercise of a stock appreciation right, the value of the stock received will be treated as income to the employee and deductible for tax purposes by the Company.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.


                                       7.

                     PROPOSAL NO. 3 -- SELECTION OF AUDITORS

                                  The Proposal

     The Board of Directors appointed Coopers & Lybrand L.L.P., independent public accountants, to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending December 31, 1997. This appointment is being presented to stockholders for ratification. Coopers & Lybrand L.L.P. audited the Company's financial statements for the year ended December 31, 1996.

     A representative of Coopers & Lybrand is expected to attend the meeting and will be afforded an opportunity to make a statement if he or she desires to do so. This representative is also expected to be available to respond to appropriate questions.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" the proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.


                    INFORMATION REGARDING EXECUTIVE OFFICERS

     On February 26, 1997, the Company's Board of Directors elected James L. Paterek to the position of Chairman of the Board and Christopher P. Franco to the position of Chief Executive Officer. Mr. Paterek had previously served as a consultant to the Company and Mr. Franco had served as the Company's Executive Vice President. Set forth below is information concerning each executive officer of the Company.


Name                            Age          Position
----                            ---          --------

James L. Paterek                35           Chairman

Christopher P. Franco           38           Chief Executive Officer

Michael Ferrentino              34           President

Paul J. Grillo                  44           Vice President - Finance and Chief
                                             Financial Officer

Andrew Reiben                   32           Director of Finance and Chief
                                             Accounting Officer

Malcolm High                    45           Corporate Controller

     James L. Paterek. See "Proposal No. 1--Information Concerning Directors and Nominees" for information concerning Mr. Paterek.

     Christopher  P.  Franco.  See  "Proposal  No.   1--Information   Concerning
Directors and Nominees" for information concerning Mr. Franco.

     Michael Ferrentino. See "Proposal No. 1--Information Concerning Directors and Nominees" for information concerning Mr. Ferrentino.


                                       8.

     Paul J. Grillo has served as Vice President - Finance and Chief Financial Officer of the Company since July 1996. From July 1991 to July 1996, Mr. Grillo provided business planning and acquisition advisory services to a number of industries including telecommunications, contract services, manufacturing, publishing and real estate management. From April 1980 to June 1991, Mr. Grillo served as Senior Vice President - Finance, Treasurer and Chief Financial Officer of Butler Service Group, Inc., an international contract technical staffing services company. Mr. Grillo is a certified public accountant.

     Andrew Reiben has served as Chief Accounting Officer of the Company since February 1996 and as Director of Finance of the Company since April 1997. From June 1993 to February 1996, Mr. Reiben served as Controller of Daystar Robinson, a C.H. Robinson company (New York). From September 1987 to June 1993, Mr. Reiben was a Senior Accountant with Coopers & Lybrand LLP (New York), a certified public accounting firm. Mr. Reiben is a certified public accountant.

     Malcolm High has served as the Corporate Controller of the Company since April 1997. Prior thereto, from 1985 to April 1997, Mr. High held various positions with TAD Resources International, Inc. (staffing services), including Vice President (1991 to April 1997), Corporate Controller (1989 to April 1997) and Assistant Corporate Controller (1985 to 1989). He is an associate member of the Chartered Institute of Management Accountants (ACMA) of the United Kingdom.

     Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. There are no family relationships among the executive officers and/or directors, nor are there any arrangements or understandings between any officer and another person pursuant to which he was appointed to office except as may be hereinafter described.

                             EXECUTIVE COMPENSATION

Directors' Compensation

     Non-employee directors receive fees of $1,000 per quarter. In addition, during 1996, under the Company's Long-Term Stock Investment Plan, each non-employee director received options to purchase (i) 10,000 shares of the Company's Common Stock as of January 1, 1996 (the effective date of the non-employee director option provisions under the Plan) at an exercise price of $6.75 per share, and (ii) 10,000 shares of the Company's Common Stock as of October 28, 1996 (the date of reelection of each such non-employee director to the Board) at an exercise price of $17.00 per share. Under the Plan, each non-employee director is entitled to receive options to purchase 10,000 shares of Common Stock upon his initial election to the Board and, annually thereafter, options to purchase 10,000 shares upon his reelection to the Board, at an exercise price equal to the market price on the date of grant. All options granted to non-employee directors under these non-discretionary provisions of the Plan provide that the options become exercisable one year from the date of grant and terminate 10 years from the date of grant.

Executive Officer Compensation

     The following table shows all compensation paid by the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994 to each person who has served as the chief executive officer of the Company at any time since the beginning of the last completed fiscal year and to the Company's most highly compensated executive officers who served as executive officers during the last fiscal year whose income exceeded $100,000 (the "Named Executive Officers"). No other executive officers of the Company received compensation in excess of $100,000 in 1996.


                                       9.



                           Summary Compensation Table

Name and Position                     Year                 Annual Compensation              Long Term Compensation
-----------------                     ----                 -------------------              ----------------------
                                                                                                    Awards
                                                                                                    ------
                                                      Salary ($)           Bonus ($)           Options/SAR's (#)
                                                      ----------          ----------           -----------------
Christopher P. Franco,                1996             150,000                --                  112,500(2)
Chief Executive                       1995              28,846             739,264(1)                --
Officer                               1994                --                  --                     --

Michael Ferrentino,                   1996             150,000                --                  281,250(2)
President                             1995              79,703             739,264(1)                --
                                      1994                --                  --                     --

----------

(1) This amount represents the value of shares of Common Stock which the Company issued or agreed to issue in 1995 to Messrs. Franco and Ferrentino for agreeing to direct the Company's entry into the technical staffing business. Management valued the Company based on its discussions with market makers and other advisors, taking into account (i) that the business then conducted by the Company, which was discontinued during the third quarter of 1995, had a negligible value, and (ii) the value of the Company was principally related to the potential effect that a purchase of COMFORCE Telecom, if successfully concluded, would have on the market value of the Company's Common Stock. Management believes this value is a fair and appropriate value based upon the Company's financial condition as of the date the Company became obligated to issue these shares.

(2) The options shown are currently exercisable options to purchase the Company's Common Stock at an exercise price of $6.75 per share. These options were granted pursuant to a letter agreement dated June 29, 1995 and subsequently amended as of October 6, 1995.


     Option Awards. The following table sets forth information concerning options to purchase the Company's Common Stock granted to Named Executive Officers in 1996. No stock appreciation rights were awarded to either of the Named Executive Officers in 1996.


                                       10.

                        Option Grants in Fiscal Year 1996



                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                                                                                         Annual Rates of
                                                                                                           Stock Price
                                                                                                        Appreciation for
                                        Individual Grants                                                 Option Term2
-------------------------------------------------------------------------------------------         ----------------------------
                              Number of          % of Total
                              Securities        Options/SARs        Exercise
                              Underlying         Granted to         or Base
                             Option/SARs          Employees          Price       Expiration
Name                         Granted (#)1      in Fiscal Year        ($/Sh)         Date              5% ($)           10% ($)
----                         ------------      --------------        ------         ----              ------           -------

Christopher P. Franco          112,500              9.0%              $6.75         1/10/06          $   477,563      $ 1,210,275
Michael Ferrentino             281,250             22.6%              $6.75         1/10/06          $ 1,193,916      $ 3,025,620

----------
(1) The options shown are currently exercisable options granted to purchase the Company's Common Stock at an exercise price of $6.75 per share. These options were granted pursuant to a letter agreement dated June 29, 1995 and subsequently amended as of October 6, 1995. These options terminate on January 10, 2006.

(2) The potential realizable value shown is calculated based upon appreciation of the Common Stock issuable under options, calculated over the full term of the options assuming 5% and 10% annual appreciation in the value of the Company's Common Stock from the date of grant, net of the exercise price of the options.


     Option Values. The following table sets forth information concerning the aggregate number and values of options held by Named Executive Officers as of December 31, 1996. Neither of the Named Executive Officers hold stock appreciation rights and neither of the Named Executive Officers exercised any options in 1996.


                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values


                             Number of Securities         Value of Unexercised
                            Underlying Unexercised            In-the-Money
                                  Options at                   Options at
                              Fiscal Year End (#)          Fiscal Year End ($)
                                 Exercisable/                 Exercisable/
Name                            Unexercisable                Unexercisable
-------------------------------------------------------------------------------
Christopher P. Franco              112,500/0                   $843,750/0
Michael Ferrentino                 281,250/0                   $2,109,375/0

----------
(1) This information is presented as of December 31, 1996. See Note 1 to the "Option Grants in Fiscal Year 1996" table and the notes to the "Summary Compensation Table" for a description of the terms of the options listed in this table.


                                       11.

Employment Agreements

     The Company entered into employment agreements with all of its executive officers. In most cases, these agreements are for a term of two years and are terminable by the Company only for "just cause." "Just cause" includes the employee's consistent failure to follow written policies or directions, wrongful conduct which has or is expected to have a material adverse effect on the Company, material violations of the employment agreement and disruption of a harmonious work environment, except that, following a change in control of the Company, the term "just cause" is generally limited in application to criminal acts. Under these agreements, each of the executives named in the Summary Compensation Table, Christopher P. Franco, the Chief Executive Officer of the Company, and Michael Ferrentino, the President of the Company, is entitled to annual compensation of $150,000, plus such bonuses as are awarded by the Board, and each is entitled to participate in the Company's normal benefit programs. If the Company terminates either agreement, the employee shall be entitled to receive full compensation and to continue to participate in the Company's benefit programs for the greater of one year or the balance of the term of the agreement, payable in full at the time of termination. Each agreement contains customary confidentiality, non-disclosure and employee non-solicitation provisions.

Compensation Committee Interlocks and Insider Participation

     During 1996, Michael Ferrentino, Keith Goldberg and Dr. Glen Miller served as the Company's Compensation Committee. There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any of these individuals.

Report of the Compensation Committee

Overview and Philosophy

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's stockholders. The Compensation Committee has responsibility for reviewing executive salaries, administering the bonus and incentive compensation of the Company, approving the salaries and other benefits of the executive officers of the Company.

     In addition, the Company's Stock Option Committee administers the Stock Option Plan under which awards of incentive stock options, non-qualified stock options and stock appreciation rights may be made to key management personnel and thereby provide additional incentives for such persons to devote themselves to the maximum extent practicable to the business of the Company. The Stock Option Plan is also intended to aid in attracting persons of outstanding ability to enter and remain in the employ of the Company. See "Proposal No.
2--Amendments to Stock Option Plan." During 1996, grants were awarded to specific key managers based on the salary ranges applicable to such officers and employees at the time of the award and various subjective factors such as the executive's responsibilities, individual performance and anticipated contribution to the Company's performance.

Compensation of Executive Officers

     The compensation of Christopher P. Franco, the Chief Executive Officer of the Company, and Michael Ferrentino, the President of the Company, was fixed pursuant to employment agreements negotiated on an arms-length basis by them with a former executive of the Company prior to 1996. On February 26, 1997, James L. Paterek became the Chairman of the Company. Mr. Paterek's compensation was fixed pursuant to the terms of an employment agreement he entered into with the Company. This employment agreement was negotiated on an arms-length basis by Mr. Paterek with Keith Goldberg and Dr. Glen Miller. They did not undertake a formal survey or analysis of compensation paid to chairmen by other companies. The compensation paid to the other executive officers of the Company were determined by the Compensation Committee. The decisions of the Compensation Committee


                                       12.

regarding compensation were based upon various subjective factors such as the executive's responsibilities, position, qualifications and years of experience. In no such case did the Compensation Committee undertake a formal survey or analysis of compensation paid by other companies.

Deductibility of Compensation

     Under Section 162(m) of the Code, the Internal Revenue Service will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain "performance-based" requirements. The Company has taken actions designed to increase its opportunity to deduct all compensation paid to highly compensated officers for Federal income tax purposes. However, no assurance can be given that such actions will ensure the deductibility for Federal income tax purposes of all executive compensation paid by the Company. Furthermore, neither the Board nor the Compensation Committee subscribes to the view that any executive's compensation should be limited to the amount deductible if such executive deserves compensation in excess of $1 million and it is not reasonably practicable to compensate him or her in a manner such that the compensation payable is fully deductible by the Company.

Submission of Report

     This report on Executive Compensation is submitted by Michael Ferrentino, Keith Goldberg and Dr. Glen Miller, the current members of the Compensation Committee.

Performance Information

     Set forth below in tabular form is a comparison of the total stockholder return (annual change in share price plus dividends paid, assuming reinvestment of dividends when paid) assuming an investment of $100 on the starting date for the period shown for the Company, the Dow Jones Equity Market Index (a broad equity market index which includes the stock of companies traded on the American Stock Exchange) and the Dow Jones Industrial Sector -Industrial and Commercial Services Index (an industry index which includes providers of staffing services).

     No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from December 31, 1991 through December 31, 1996.


COMFORCE Corporation                    Investment              Date
                                        ----------              ----
                                        $      100.00        December 31, 1991
                                        $       43.75        December 31, 1992
                                        $      281.25        December 31, 1993
                                        $      143.75        December 31, 1994
                                        $      300.00        December 31, 1995
                                        $      712.50        December 31, 1996

Dow Jones Equity Market Index           Investment              Date
                                        ----------              ----
                                        $      100.00        December 31, 1991
                                        $      108.61        December 31, 1992
                                        $      119.41        December 31, 1993
                                        $      120.33        December 31, 1994
                                        $      166.31        December 31, 1995
                                        $      205.57        December 31, 1996


                                       13.

Dow Jones Industrial                    Investment              Date
and Commercial Services Index           ----------              ----
                                        $      100.00        December 31, 1991
                                        $      105.35        December 31, 1992
                                        $       96.08        December 31, 1993
                                        $       95.14        December 31, 1994
                                        $      116.90        December 31, 1995
                                        $      127.67        December 31, 1996



                             PRINCIPAL STOCKHOLDERS

Securities Ownership of Certain Beneficial Owners and Management

     The following table sets forth the number of shares and percentage of Common Stock beneficially owned as of June 10, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group (10 persons). Unless stated otherwise, each person so named exercises sole voting and investment power as to the shares of Common Stock so indicated. None of the officers or directors own any shares of the outstanding Series F Preferred Stock. There were 13,384,474 shares of Common Stock issued and outstanding as of June 10, 1997.



Name and Address of                       Number of Shares                Percentage of Shares
 Beneficial Owner                      Beneficially Owned(1)              Beneficially Owned(1)
-----------------------------------------------------------------------------------------------

Management:

James L. Paterek(2)                          1,947,572                            14.3%
2001 Marcus Avenue
Lake Success, New York  11042

Christopher P. Franco(3)                     1,002,294                             7.4%
2001 Marcus Avenue
Lake Success, New York  11042

Michael Ferrentino(4)                        2,393,012                            17.5%
2001 Marcus Avenue
Lake Success, New York  11042

Andrew Reiben(5)                               10,000                               *

Paul Grillo(6)                                 12,500                               *

Malcolm High                                    --                                 --

Dr. Glen Miller(7)                             10,000                               *

Richard Barber(7)                              10,000                               *


                                       14.


Name and Address of                       Number of Shares                Percentage of Shares
 Beneficial Owner                      Beneficially Owned(1)              Beneficially Owned(1)
-----------------------------------------------------------------------------------------------



Keith Goldberg(7)                               10,000                              *

Marc Werner(8)                                 200,000                             1.5%

Directors and officers as a group
((10) persons)(9)                            4,705,584                            33.1%

Other Significant Stockholders:

ARTRA GROUP Incorporated                     1,744,703                            13.0%
500 Central Avenue(10)(11)
Northfield, Illinois 60093

Cypress Partners L.P.(12)                      730,000                             5.5%
P.O. Box 71289
Atlantic Richfield Plaza Station
Los Angeles, California  90071

Manufacturers Indemnity and
 Insurance Company of America(13)            1,212,876                             8.9%
5775 Flat Iron Parkway
No. 205
Boulder, Colorado  80301

Infinity Investors Ltd.(14)                    685,755                             5.0%
27 Wellington Road
Cork, Ireland
-----------------------

(1) For purposes of this table, shares are considered "beneficially owned" if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that such person has the right to acquire within 60 days, and options exercisable within such period are referred to herein as "currently exercisable."

(2) The shares beneficially owned by Mr. Paterek, the Chairman of the Company, include (i) 1,666,322 shares currently held of record by him and (ii) 281,250 shares issuable to him upon exercise of an option at an exercise price of $6.75 per share.

(3) The shares beneficially owned by Mr. Franco, the Chief Executive Officer and a Director of the Company, include (i) 889,794 shares currently held of record by him and (ii) 112,500 shares issuable to him upon exercise of an option at an exercise price of $6.75 per share.

(4) The shares beneficially owned by Mr. Ferrentino, the President and a Director of the Company, include (i) 999,794 shares currently held of record by him, (ii) 281,250 shares issuable to him upon exercise of an option at an exercise price of $6.75 per share, (iii) 889,794 shares held of record by Christopher P. Franco which are subject to a voting agreement among him, Mr. Ferrentino, and Kevin W. Kiernan, a Vice President of COMFORCE Telecom, under which Mr.


                                       15.

Ferrentino has voting power (the "Voting Agreement"), and (iv) 222,174 shares held of record by Mr. Kiernan which are subject to the Voting Agreement.

(5) The shares beneficially owned by Mr. Reiben, the Chief Accounting Officer and Director of Finance of the Company, are shares issuable upon the exercise of an option at an exercise price of $7.00 per share.

(6) The shares beneficially owned by Mr. Grillo, the Chief Financial Officer of the Company, are issuable upon the exercise of an option at an exercise price of $18.00.

(7) The shares beneficially owned by this individual include 10,000 shares issuable to him upon exercise of an option at an exercise price of $6.75 per share.

(8) The shares shown to be beneficially owned by Mr. Werner include (i) 100,000 shares currently held of record by him and (ii) 100,000 shares issuable upon the exercise of a warrant at an exercise price of $7.625.

(9) The shares shown to be beneficially owned by the directors and officers as a group include (i) 3,655,910 shares held of record by them, (ii) 222,174 shares held of record by Mr. Kiernan (under which Mr. Ferrentino has voting power),
(iii) 10,000 shares issuable upon the exercise of an option at an exercise price of $7.25 per share, (iv) 705,000 shares issuable upon the exercise of an option at an exercise price of $6.75 per share, (v) 12,500 shares issuable upon the exercise of an option at an exercise price of $18.00 and (vi) 100,000 shares issuable upon the exercise of a warrant at an exercise price of $7.625.

(10) John Harvey and Peter R. Harvey, each of whom formerly served as an officer and director of the Company, control the management and operations of ARTRA, which indirectly owns 13.0% of the Company's Common Stock. Insofar as each is deemed to be a beneficial owner of the Company's shares owned of record in each case by ARTRA, Peter R. Harvey owns 1,789,536 shares (13.3%) of the Company's Common Stock and John Harvey owns 1,820,036 shares (13.5%) of the Company's Common Stock. Each such person maintains a business address at 500 Central Avenue, Northfield, Illinois 60093.

(11) ARTRA, a Delaware corporation, presently owns 233,036 shares of record in its name and 1,511,667 shares of record through a wholly-owned subsidiary, Fill-Mor Holding, Inc. ("Fill-Mor")(hereinafter all holdings of Fill-Mor are referred to as ARTRA's).

(12) The shares beneficially owned by Cypress Partners L.P. include (i) 620,000 shares held of record by it and (ii) 110,000 shares held of record by Cypress International Partners Limited, an affiliate of Cypress Partners L.P.

(13) The shares  beneficially  owned by  Manufacturers  Indemnity  and Insurance
Company of America ("MIICA") consist of (i) 927,876 shares held of record by MIICA and (ii) 285,000 shares issuable upon the exercise of a warrant held by MIICA.

(14) The shares beneficially owned by Infinity Investors Limited ("Infinity") consist of 420,827 currently outstanding shares and 264,928 shares issuable upon the exercise of warrants reported by Infinity on its Schedule 13D filed with the Securities and Exchange Commission ("SEC") as being owned of record by (or issuable upon the exercise of warrants held in the name of) the following members of a group: (i) Infinity; (ii) Seacrest Capital Limited; (iii) Fairway Capital Limited; (iv) Infinity Emerging Opportunities Limited; and (v) Global Growth Limited.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.


                                       16.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders for 1996 were complied with, except for the following: a Form 3 was not timely filed reporting Andrew Reiben's election as Chief Accounting Officer, but which did not involve a reportable stock transaction; a Form 4 for each of James L. Paterek, Christopher P. Franco and Michael Ferrentino was not timely filed reporting the issuance of stock to each of them by the Company on one occasion, which transactions had previously been disclosed in the Company's 1996 Proxy Statement; and a Form 5 was not timely filed reporting the grant of stock options to each of the Company's directors on one occasion (except Mr. Paterek, the report for whom was timely filed), which grants had previously been disclosed in the Company's 1996 Proxy Statement. Each failure to timely file was inadvertent, none of the persons required to file reports traded any of the securities beneficially owned by him during the period of noncompliance and all reports involving these transactions have since been filed with the SEC.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 29, 1995, the Company entered into a letter agreement with Christopher P. Franco, the Chief Executive Officer of the Company, James L. Paterek, the Chairman of the Company, and Michael Ferrentino, the President of the Company, subsequently amended as of October 6, 1995 (as amended, the "Letter Agreement"), pursuant to which Messrs. Franco, Paterek and Ferrentino agreed to direct the Company's entry into the technical staffing business. As consideration for agreeing to guide the Company's entry into the technical staffing business, the Company agreed, inter alia, to (i) issue to Messrs. Franco, Paterek and Ferrentino, and one other individual who agreed to serve as a Vice President of COMFORCE Telecom, Kevin W. Kiernan (collectively, the "Designated Individuals"), such number of shares of Common Stock equal to 35% of the Company's then issued and outstanding Common Stock together with additional shares issued and warrants or options to purchase additional shares granted between October 6, 1995 and December 1, 1995; (ii) sell or otherwise dispose of all or substantially all of the Company's interest in the businesses it then operated; (iii) nominate four individuals selected by the Designated Individuals to serve on the Company's Board of Directors; and (iv) reserve for issuance to the Designated Individuals and other employees of the Company options or warrants to purchase 10% of the Company's then issued and outstanding Common Stock together with additional shares issued and warrants or options to purchase additional shares granted between October 6, 1995 and December 1, 1995.

     In the aggregate, 3,888,084 shares of the Company's Common Stock were issued to the Designated Individuals in October 1995 and December 1996 in full satisfaction of the Company's obligations to issue its shares under the terms of the Letter Agreement, all as follows:

           Name                           No. of Shares
           ----                           -------------
           Michael Ferrentino                   999,794
           Christopher P. Franco                999,794
           James L. Paterek                   1,666,322
           Kevin W. Kiernan                     222,174
                                              ---------
           Total                              3,888,084

     These shares have the same rights and privileges as all other shares of the Company's Common Stock.

     The Company made loans in 1995 and 1996 of $367,000 in the aggregate to the Designated Individuals to cover their tax liabilities resulting from these transactions. The obligations are evidenced by notes which bear interest at the rate of 6% per annum and mature on September 30, 1997.

     See "Employment Agreements" for a description of the employment agreements entered into between the Company and certain of its officers.


                                       17.

     In October 1995, the Company entered into a consulting agreement with Tarek Corporation ("Tarek"), a corporation wholly-owned by Mr. Paterek. Mr. Paterek was a founder of COMFORCE Telecom and served as its President from 1985 to September 1995. Tarek agreed to engage Mr. Paterek to perform the services required under the agreement, principally to advise the Company as to
fundamental   strategies  and  policies  relating  to  its  operations,   as  to
acquisitions and the integration of acquired businesses and as to growth strategies generally. Under the terms of the agreement, Tarek agreed to devote at least 50 hours per month performing services for the Company. The agreement was originally for a term of three years, but was terminated upon Mr. Paterek's election as Chairman of the Company in February 1997. Under this agreement, Mr. Paterek received compensation of $157,000 annually plus reimbursement for expenses incurred in performing his duties under the agreement. In addition, Mr. Paterek was entitled to participate in the Company's normal benefit programs.

     Yield Industries, Inc., a corporation wholly-owned by Messrs. Paterek and Ferrentino earned a delivery fee of $750,000 related to its interest in COMFORCE Telecom in connection with the Company's acquisition of COMFORCE Telecom, $250,000 of which was paid in 1995 and the balance of which was paid in 1996. Yield Industries, Inc. was not affiliated with COMFORCE Telecom.

     During 1996 and the first quarter of 1997, during which time Mr. Werner owned beneficially less than 5% of the capital stock of the Company and was not an officer or director of the Company, the Company paid to Mr. Werner approximately $1,055,000 and issued warrants to purchase 100,000 shares of Common Stock as finder's fees for introducing the Company to various placement agents who assisted the Company in privately placing the Company's equity securities with institutional investors.

     The Company paid L.H. Frishkoff & Company, a certified public accounting firm at which Richard Barber, a Director of the Company, is a partner, approximately $104,000 in fees during 1996 and approximately $69,000 in fees during the first quarter of 1997 for tax-related advisory services.


                             STOCKHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders, stockholder proposals must be sent to the Company (directed to the attention of Office of the Secretary at 2001 Marcus Avenue, Lake Success, New York 11042) for receipt not later than March 1, 1998.



                                       18.

                            GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

     Upon written request to the Company (directed to the attention of the Office of the Secretary at 2001 Marcus Avenue, Lake Success, New York 11042) by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of any exhibits to its Annual Report on Form 10-K for the year ended December 31, 1996 upon a reasonable charge to cover the costs of copying the same.


                                        By the Order of the Board of Directors

                                        /s/ Christopher P. Franco

                                        Christopher P. Franco
                                        Chief Executive Officer and Secretary

Lake Success, New York
June 20, 1997


                                       19.

                                                                         ANNEX A

     Included in this Annex A are (i) a description of the amendments proposed to be made to the Company's Long- Term Stock Investment Plan (the "Plan") and
(ii) a copy of the Plan, as proposed to be amended.

             PROPOSED AMENDMENTS TO LONG-TERM STOCK INVESTMENT PLAN

At Sections 1.01(1) and (2), change "management" to "awardees, including certain employees."

At Section 1.02, add the following in lieu of the existing Section 1.02:

          (a) ADMINISTRATOR. Except as further provided in this paragraph 1.02(a), the Plan shall be administered by the full membership of the Board of Directors of COMFORCE Corporation (the "Board") or a subcommittee of the Board (the "Committee") composed of at least two members who shall be appointed by, and serve at the pleasure of, the Board. The Board and the Committee are each alternatively called the "Administrator." The composition of the Committee shall be controlled by the following provisions of this paragraph 1.02(a).

          (1) Either the Board or the Committee can act to grant an award to a director or officer. Those actions include:

               (i) selecting the directors or officers to whom awards may be granted;

               (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each award made to an employee who is also a director or officer; and

               (iii) interpreting the Plan or agreements with regard to awards granted to a director or officer.

          If the Committee is so acting, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3"), as that Rule may be amended from time to time, under the Securities Exchange Act of 1934, as amended.

          (2) If the Company desires to satisfy the exception from the limitation on income tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code" ), only the Committee may act to grant an award to an employee who has the following employment status with the Company:

               (i) the chief executive officer of the Company or the individual acting in that capacity;

               (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

               (iii) in the judgment of the Board or the Committee, is deemed reasonably likely to become an employee described in clause (i) or (ii) of this paragraph 1.02(a)(2) within the exercise period of any contemplated award.

          If so acting, each member of the Committee must be an "outside director" within the meaning of Treasury Regulation ss.1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"). Those actions which require a Committee of outside directors include the same actions as is described in paragraph
          1.02(a)(1) except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 1.02(a)(2) shall be substituted for the references to director or officer.


                                      A-1.

          (3) If an individual who is being considered for a grant of an award is an officer or director and also has an employment status described in clause (i), (ii) or (iii) of paragraph 1.02(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.02(a)(1), or of outside directors as defined in paragraph 1.02(a)(2).

          (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person can hear him and he can hear them.

          (c) AUTHORITY OF THE ADMINISTRATOR. The Administrator shall have the power: (1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and non-employees who are eligible to participate in the Plan and to whom awards are to be granted pursuant to section 1.03; provided, however, no award shall be granted after December 31, 2002, the tenth (10th) anniversary of the original adoption date of the Plan as provided by paragraph 1.06(b); (2) to authorize the granting of options and rights designated in Section 1.04, provided that only employees of the Company may be granted Incentive Stock Options (as hereinafter defined); (3) to determine the number of shares granted under an option or rights award, subject to limitations provided under sections 1.05 and 3.05; (4) to determine the time or times and the manner when each award shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04, 3.04 and 4.03; and (5) impose limitations, restrictions and conditions upon any award as the Administrator shall deem appropriate.

          The Administrator may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the implementation or administration of the Plan and award agreement and may make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Administrator may, in its sole discretion, treat all or any portion of any period during which an awardee is on an approved leave of absence from the Company as a period of employment of the awardee by the Company, for the purpose of accrual of rights under an award. An interpretation, determination or other action made or taken by the Administrator shall be final, binding and conclusive.

          (d) INDEMNIFICATION OF ADMINISTRATOR. In addition to other rights that they may have as members of the Board or as members of the Committee, the members of the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Administrator member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding the Administrator member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

At Section 1.03, add the following in lieu of the first sentence:

     Participants in the Plan shall be selected by the Administrator from the Company's employees, including executive officers of the Company who the Administrator deems capable of making a contribution to the success of the Company.

At Section 1.03, delete "key" and "substantial" from the second sentence.


                                      A-2.

At Section 1.03, delete the third sentence.

At Section 1.05, delete "Aggregate" in the heading.

At Section 1.05, add the following at the end of this section:

          (d) In addition to any other limitation, the Administrator shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.02(a)(2) options in any calendar year commencing January 1, 1997 to purchase more than 1,000,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year from inception of this Plan for which options were not granted. Further, the number of shares of the Common Stock under any award of options to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded under options to that employee, and any shares of Common Stock under an option of such an employee which are later repriced shall be deemed to be the cancellation of the original option for shares of Common Stock and the grant of a new option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

At Section 3.04,  change  "Section 3.07, 3.08 or 3.09" to "Section 3.06, 3.07 or
     3.08" in the second sentence.

At Section 3.05, add the following in lieu of this section:

     The aggregate fair market value (determined on the date the option is granted) of Common Stock with respect to which Incentive Stock Options are first exercisable by an optionee during any calendar year (determined under all plans of the Company) shall not exceed $100,000.

At Section 4.03, add the following at the end of the second sentence:

     and the applicable option agreement.

At Section 4.06, add "exercise" at the end of the sentence.

At  Section  4.07,  change   "employment  as  a  director  of  the  Company"  to
     "termination of service as a member of the Board."

At Section 5.09, change "Options previously granted under the Plan, the option price of Options" to "awards previously granted under the Plan, the exercise price of awards."

At Section 5.10(b), add the following in lieu of the last sentence:

     The termination or any modification or amendment of the Plan, except as provided in paragraph 5.10(a), shall not affect a participant's rights under a previously granted award without the consent of the participant.

At Section 6.01, add the following in lieu of the last sentence:

     Formula Stock Option awards to non-employee directors under this Article 6 do not exclude non-employee directors from eligibility for awards under any other Article of the Plan.

At Section 6.03(e), insert "under this Article 6" following "Stock Options granted."


                                      A-3.

                              COMFORCE CORPORATION
                         LONG-TERM STOCK INVESTMENT PLAN

                                    ARTICLE 1
                                     GENERAL

1.01. Purpose.

     The purposes of this Long-Term  Stock  Investment Plan (the "Plan") are to:
(1) closely associate the interests of awardees, including certain employees of COMFORCE Corporation (formerly The Lori Corporation) and its subsidiaries and affiliates (collectively referred to as the "Company"), with the stockholders by reinforcing the relationship between participants' rewards and stockholder gains; (2) provide awardees, including certain employees, with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels; and
(4) provide an incentive to employees for continuous employment with the Company.

1.02. Administration.

     (a) ADMINISTRATOR. Except as further provided in this paragraph 1.02(a), the Plan shall be administered by the full membership of the Board of Directors of COMFORCE Corporation (the "Board") or a subcommittee of the Board (the "Committee") composed of at least two members who shall be appointed by, and serve at the pleasure of, the Board. The Board and the Committee are each alternatively called the "Administrator." The composition of the Committee shall be controlled by the following provisions of this paragraph 1.02(a).

     (1) Either the Board or the Committee can act to grant an award to a director or officer. Those actions include: (i) selecting the directors or officers to whom awards may be granted;

          (ii) determining the timing, price, number or other terms and conditions of, or shares subject to, each award made to an employee who is also a director or officer; and

          (iii) interpreting the Plan or agreements with regard to awards granted to a director or officer.

If the Committee is so acting, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3"), as that Rule may be amended from time to time, under the Securities Exchange Act of 1934, as amended.

     (2) If the Company desires to satisfy the exception from the limitation on income tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), only the Committee may act to grant an award to an employee who has the following employment status with the Company:

          (i) the chief executive officer of the Company or the individual acting in that capacity;

          (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or

          (iii) in the judgment of the Board or the Committee, is deemed reasonably likely to become an employee described in clause (i) or (ii) of this paragraph 1.02(a)(2) within the exercise period of any contemplated award.


                                      A-4.

If so acting, each member of the Committee must be an "outside director" within the meaning of Treasury Regulation ss.1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"). Those actions which require a Committee of outside directors include the same actions as is described in paragraph 1.02(a)(1) except that the employment relationships described in clauses (i), (ii) and (iii) of this paragraph 1.02(a)(2) shall be substituted for the references to director or officer.

     (3) If an individual who is being considered for a grant of an award is an officer or director and also has an employment status described in clause (i),
(ii) or (iii) of paragraph 1.02(a)(2), the members of the Committee shall consist of whichever of the following director categories is the more restrictive, non-employee directors as defined in paragraph 1.02(a)(1), or of outside directors as defined in paragraph 1.02(a)(2).

     (b) COMMITTEE ACTION. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a meeting at which a quorum is present, or which is authorized in writing by all members, shall be the action of the Committee. A member participating in a meeting by telephone or similar communications equipment shall be deemed present for this purpose if the member or members who are present in person can hear him and he can hear them.

     (c) AUTHORITY OF THE ADMINISTRATOR. The Administrator shall have the power:
(1) to determine and designate in its sole and absolute discretion from time to time those employees of the Company and non-employees who are eligible to participate in the Plan and to whom awards are to be granted pursuant to section 1.03; provided, however, no award shall be granted after December 31, 2002, the tenth (10th) anniversary of the original adoption date of the Plan as provided by paragraph 1.06(b); (2) to authorize the granting of options and rights designated in Section 1.04, provided that only employees of the Company may be granted Incentive Stock Options (as hereinafter defined); (3) to determine the number of shares granted under an option or rights award, subject to limitations provided under sections 1.05 and 3.05; (4) to determine the time or times and the manner when each award shall be exercisable and the duration of the exercise period, subject to limits provided under sections 2.04, 3.04 and 4.03; and (5) impose limitations, restrictions and conditions upon any award as the Administrator shall deem appropriate.

     The Administrator may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the implementation or administration of the Plan and award agreement and may make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Administrator may, in its sole discretion, treat all or any portion of any period during which an awardee is on an approved leave of absence from the Company as a period of employment of the awardee by the Company, for the purpose of accrual of rights under an award. An interpretation, determination or other action made or taken by the Administrator shall be final, binding and conclusive.

     (d) INDEMNIFICATION OF ADMINISTRATOR. In addition to other rights that they may have as members of the Board or as members of the Committee, the members of the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any award granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Administrator member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding the Administrator member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.



                                      A-5.

1.03. Eligibility for Participation.

     Participants in the Plan shall be selected by the Administrator from the Company's employees, including executive officers of the Company, who the Administrator deems capable of making a contribution to the success of the
Company. In addition, non-employee consultants and agents who have the capability of making a contribution to the success of the Company may also be allowed to be participants in the Plan. In making this selection and in determining the form and amount of awards, the Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

1.04. Types of Awards Under Plan.

     Awards under the Plan may be in the form of any one or more of the following:

     (i) Stock Options, as described in Article 2;

     (ii)Incentive Stock Options, as described in Article 3; or

     (iv)Alternate Appreciation Rights, as described in Article 4.

1.05. Limitation on Awards.

     (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 4,000,000.

     (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

     (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option or Incentive Stock Option;

     (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted; and

     (iii)only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Stock Option or Incentive Stock Option.

     (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised, or expires, shall again be available for issuance under the Plan.

     (d) In addition to any other limitation, the Administrator shall not award to any employee described in clause (i), (ii) or (iii) of paragraph 1.02(a)(2) options in any calendar year commencing January 1, 1997 to purchase more than 1,000,000 shares of Common Stock, plus any amount of shares that were available within this limit in any prior year from inception of this Plan for which options were not granted. Further, the number of shares of the Common Stock under any award of options to such an employee which are thereafter canceled shall continue to count against the maximum number of shares of Common Stock which may be awarded under options to that employee, and any shares of Common Stock under an option of such an employee which are later


                                      A-6.

repriced shall be deemed to be the cancellation of the original option for shares of Common Stock and the grant of a new option for additional shares of Common Stock for purposes of determining the number of shares of Common Stock awarded to that employee.

1.06. Effective Date and Term of Plan.

     (a) The Plan shall become effective as of January 1, 1993 so long as the Plan is approved and adopted by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1993 Annual Meeting of Shareholders of the Company.

     (b) No awards shall be made under the Plan after December 31, 2002; provided, however, that the Plan and all awards made under the Plan prior to that date shall remain in effect until those awards have been satisfied or terminated in accordance with the Plan and the terms of the awards.


                                    ARTICLE 2
                                  STOCK OPTIONS

2.01. Award of Stock Options.

     The Administrator may from time to time, and subject to the provisions of the Plan and other terms and conditions as the Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Administrator. The date a Stock Option is granted shall mean the date selected by the Administrator as of which the Administrator allots a specific number of shares to a participant pursuant to the Plan.

2.02. Stock Option Agreements.

     The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in the form as the Administrator may from time to time determine.

2.03. Stock Option Price.

     Except as otherwise provided herein in the case of an exchange, the option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted. As used in this Plan, the "fair market value of a share of Common Stock on the date the Option is granted" shall mean the closing price of the Common Stock as reported on the American Stock Exchange on the trading day last ended prior to the time the Stock Option is granted, or if the Common Stock ceases to be traded on the American Stock Exchange, the last determinable market price or value as reasonably determined by the Administrator in accordance with customarily accepted practices for determining the price or value of stock traded in a like manner as the Common Stock is then traded. Notwithstanding the foregoing, if a Stock Option is granted under this Plan in exchange for a stock option granted outside this Plan, the per share exercise price of the Stock Option issued under this Plan may, at the election of the Administrator, be the same price as that of the stock option granted outside this Plan which is being exchanged.

2.04. Term and Exercise.

     Each Stock Option shall first be exercisable and/or become exercisable according to the vesting schedule as is determined by the Administrator and provided in the Stock Option Agreement. Each Stock Option shall be for a term of 10 years, subject to earlier termination as provided in Section 2.07, 2.08 or 2.09, unless the


                                      A-7.

Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of Section 2.07, 2.08 or 2.09 shall not apply to cause the Stock Option to earlier terminate. No Stock Option shall be exercisable after the expiration of its option term.

2.05. Manner of Payment.

     Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for the shares with cash or with previously owned Common Stock.

2.06. Certificates.

     As soon as practicable after receipt of payment for shares of Common Stock purchased upon the exercise of a Stock Option or Options, the Company shall deliver to the optionee a certificate or certificates for the shares of Common Stock. The optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

2.07. Death of Optionee.

     (a) Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs within both the remaining effective term of the Stock Option and one year after the optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08. Retirement or Disability.

     Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Administrator), the optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent the options are exercisable during the 36-month period.

2.09. Termination for Other Reasons.

     Except as provided in Sections 2.07 and 2.08, or except as otherwise determined by the Administrator, all Stock Options shall terminate three months after the termination of the optionee's employment.

2.10. Effect of Exercise.

     The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to the option exercise.


                                      A-8.

                                    ARTICLE 3
                             INCENTIVE STOCK OPTIONS


3.01. Award of Incentive Stock Options.

     The Administrator may, from time to time and subject to the provisions of the Plan and other terms and conditions as the Administrator may prescribe, grant to any participant in the Plan who is an employee of the Company or any of its subsidiaries one or more "incentive stock options" (intended to qualify as such under the provisions of Code Section 422) ("Incentive Stock Options") to purchase for cash or shares the number of shares of Common Stock allotted by the Administrator. The date an Incentive Stock Option is granted shall mean the date selected by the Administrator as of which the Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its parent or subsidiaries unless the option price per share complies with the requirements set forth in 3.03.

3.02. Incentive Stock Option Agreements.

     The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in the form as the Administrator may from time to time determine.

3.03. Incentive Stock Option Price.

     The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, unless the option has been granted to an owner of 10% or more of the total combined voting power of the Company and its subsidiaries. In that case, the option price shall be 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

3.04. Term and Exercise.

     Each  Incentive  Stock  Option  shall first be  exercisable  and/or  become exercisable according to the vesting schedule as is determined by the Administrator and provided in the Incentive Stock Option Agreement. Each Incentive Stock Option shall be for a term of 10 years, subject to earlier termination as provided in Section 3.06, 3.07 or 3.08, unless the Incentive Stock Option Agreement expressly provides for a different term, not in excess of 10 years, and/or expressly provides that the provisions of any or all of Section 3.06, 3.07 or 3.08 shall not apply to cause the Incentive Stock Option to earlier terminate, so long as the modifications shall not cause the Incentive Stock Option granted thereby to cease to qualify as an "incentive stock option" under Code Section 422. No Incentive Stock Option shall be exercisable after the expiration of its option term.

3.05. Maximum Amount of Incentive Stock Option Grant.

     The aggregate fair market value (determined on the date the option is granted) of Common Stock with respect to which Incentive Stock Options are first exercisable by an optionee during any calendar year (determined under all plans of the Company) shall not exceed $100,000.

3.06. Death of Optionee.

     (a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise the Incentive Stock Option


                                      A-9.

by bequest or inheritance or by reason of the death of the optionee, provided that the exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

     (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

3.07. Retirement or Disability.

     Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Administrator), the optionee may, within 36 months from the date of the termination of employment, exercise any Incentive Stock Options to the extent the Incentive Stock Options were exercisable at the date of the termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Code Section 422 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (it) three months after the date of termination of employment due to retirement.

3.08 Termination for Other Reasons.

     Except as provided in Sections 3.06 and 3.07 or except as otherwise determined by the Administrator, all Incentive Stock Options shall terminate three months after the termination of the optionee's employment.

3.09. Applicability of Stock Options Sections.

     Sections 2.05. 2.06 and 2.10 hereof shall apply equally to Incentive Stock Options. Those Sections are incorporated by reference in this Article 3 as though fully set forth herein.


                                    ARTICLE 4
                          ALTERNATE APPRECIATION RIGHTS

4.01. Award of Alternate Rights.

     Concurrently with or subsequent to the award of any Stock Option or Incentive Stock Option to purchase one or more shares of Common Stock, the Administrator may, subject to the provisions of the Plan and other terms and conditions as the Administrator may prescribe, award to the optionee with respect to each share of Common Stock, a related alternate appreciation right ("Alternate Right"), permitting the optionee to be paid the appreciation on the option in lieu of exercising the option.

4.02. Alternate Rights Agreement.

     Alternate Rights shall be evidenced by written agreements in the form as the Administrator may from time to time determine.

4.03. Exercise.

     An optionee who has been granted Alternate Rights may, from time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more Alternate Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections
4.04 and 4.05. Alternate Rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan and the applicable option agreement. The Administrator may, in its discretion, prescribe additional conditions to the exercise of any Alternate Rights.


                                      A-10.

4.04. Amount of Payment.

     The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the option related to the Alternate Right was granted or became effective, as the case may be.

4.05. Form of Payment.

     The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section 4.04 by the fair market value of a share of Common Stock on the exercise date of the Alternate Rights. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for the shares of Common Stock.

4.06. Effect of Exercise.

     The exercise of any Alternate Rights shall cancel an equal number of Stock Options and Incentive Stock Options, if any, related to the Alternate Rights exercise.

4.07. Retirement or Disability.

     Upon termination of the optionee's employment (including termination of service as a member of the Board after an optionee terminates employment as an officer or key employee of the Company) by reason of permanent disability or retirement (as each is determined by the Administrator), the optionee may, within six months from the date of the termination, exercise any Alternate Rights to the extent the Alternate Rights are exercisable during the six-month period.

4.08. Death of Optionee or Termination for Other Reasons.

     Except as provided in Section 4.07, or except as otherwise determined by the Administrator, all Alternate Rights shall terminate upon the termination of the optionee's employment or upon the death of the optionee.


                                    ARTICLE 5
                                  MISCELLANEOUS

5.01. General Restriction.

     Each award under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the award or the issue or purchase of shares of Common Stock thereunder, the award may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Administrator.


                                      A-11.

5.02. Non-Assignability.

     No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, the award shall be exercisable only by that person or by that person's guardian or legal representative.

5.03. Withholding Taxes.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the shares. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

5.04. Right to Terminate Employment.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the participant.

5.05. Non-Uniform Determinations.

     The Administrator's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of the awards, the terms and provisions of the awards and the agreements evidencing them) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not the persons are similarly situated.

5.06. Rights as a Stockholder.

     The recipient of any award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

5.07. Leaves of Absence.

     The Administrator shall be entitled to make rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Administrator shall be entitled to determine (i) whether or not any leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any leave of absence on awards under the Plan previously made to any recipient who takes a leave of absence.

5.08. Newly Eligible Employees.

     The Administrator shall be entitled to make rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

5.09. Adjustments.

     In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the


                                      A-12.

number of shares of Common Stock subject to awards previously granted under the Plan, the exercise price of awards previously granted under the Plan and any and all other matters deemed appropriate by the Administrator.

5. 10. Amendment of the Plan.

     (a) The Board may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

     (b) The Board may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.09 hereof), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in paragraph 5.10(a), shall not affect a participant's rights under a previously granted award without the consent of the participant.


                                    ARTICLE 6
               NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN PROVISIONS

6.01. Purpose.

     The purpose of this Article 6 is to provide a means whereby the Company may, through the grant of Options pursuant to a formula to non-employee directors of the Company, attract and retain persons of ability as directors (including directors who are also officers, but excluding directors who are also employees) and motivate those directors to exert their best efforts on behalf of the Company. Formula Stock Option awards to non-employee directors under this
Article 6 do not exclude non-employee directors from eligibility for awards under any other Article of the Plan.

6.02. Number of Shares Available.

     Subject to the aggregate number of shares of Common Stock provided for under the Plan, Stock Options shall be granted by the Company from time to time to non-employee directors of the Company as provided in this Article 6.

6.03. Terms and Conditions.

     All options granted under this Article 6 shall constitute Stock Options and not Incentive Stock Options.

     Each Stock Option granted under this Article 6 shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following expressed terms and conditions and to other terms and conditions as the Committee may deem appropriate, including those imposed by Section 5.10 following amendment of the Plan requiring shareholder approval.

     (a) Grant of Stock Option. Subject to the limitations provided under this paragraph (a) of Section 6.03, Stock Options shall be granted to each non-employee director as follows: (i) a Stock Option for 10,000 shares of Common Stock, following the non-employee director's initial election to the Board of Directors of the Company (or the effective date of this Article 6, if later) and
(ii) a Stock Option for 10,000 shares of Common Stock for each year thereafter during which the non-employee director is either reelected as a non-employee director or maintains that status. Each stock option granted shall become fully vested and exercisable on the first anniversary of the date of grant. On the date this Plan is amended to include this Article 6, subject to restrictions


                                      A-13.

provided at Section 5.10, each current non-employee director shall be granted a Stock Option for shares of Common Stock in an amount to be determined using the same formula as is provided for under the preceding sentence but based upon all election and re-elections of that non-employee to the Board of Directors of the Company (and for years for which the non-employee director maintained membership on the Board) which occurred prior to the inclusion of this Article 6. After the initial grants, future grants shall be made annually on the same date as the annual meeting of the shareholders of the Company. The maximum aggregate number of shares of Common Stock which shall be granted under all Stock Options granted under this Article 6 to any individual non-employee director is 50,000.

     (b) Stock Option Price. The Stock Option price per share of Common Stock shall be, as provided under Section 2.03, the fair market value of a share of Common Stock on the date the Stock Option is granted (but in no event less than the par value if any).

     (c) Exercise in the Event of Death or Termination of Non-Employee Director Status. (1) If any participant shall die (i) while a non-employee director of the Company (ii) within three (3) months of ceasing to be a member of the Board of Directors of the Company other than for cause, or (iii) within three (3) months after the participant's resignation or removal as a non-employee director of the Company because the participant is permanently and totally disabled (as determined by the Administrator) the participant's Stock Options may be exercised by the person or persons to whom the participant's rights under the Stock Options pass by will or applicable law or if no person has that right, by the participant's executors or administrators, at any time, or from time to time (50 share increments), within one (1) year of the date of the participant's death if (c)(1)(i) of this Section 6.03 is applicable and within one (1) year of the date of the participant's resignation or removal if (c)(1)(ii) or (iii) of this Section 6.03 is applicable, but in no event later than the expiration date specified in Section 2.04. (2) If a participant (i) resigns or is removed by the Company because of disability, or (ii) resigns because of retirement (s determined by the Administrator), the participant may exercise the participant's Stock Options at any time, or from time to time (50 share increments), within one (1) year of the date of the participant's resignation or removal, but in no event later than the expiration date specified in Section 2.04. Except as provided by (1) and (2) of this paragraph (c) of Section 6.03, if a participant voluntarily resigns without cause or is involuntary removed without cause, the participant may exercise the participant's Stock Options at any time, or from time to time (50 share increments), within three (3) months of the date of the participant's resignation or removal, but in no event later than the expiration date specified in other portions of this Plan. (4) If a participant voluntarily resigns for cause or is involuntary removed for cause, the participant's Stock Options shall terminate immediately.

     (d) No Additional Rights. The Plan and any Stock Option granted under the Plan shall not confer upon any participant any right with respect to continued membership on the Board of Directors of the Company, nor any other position with the Company.

     (e) Other Terms. Except as modified under this Article 6, Stock Options granted under this Article 6 to non-employee directors of the Company shall be subject to the provisions generally applicable to Stock Options under Article 2.

6.04. Effective Date.

     The effective date of this Article 6 shall be January 10, 1996.

6.05. Name.

     This Article of the Plan shall be known as the "Long-Term Stock Investment Plan for Non-Employee Directors."


                                      A-14.

                                      PROXY

                              COMFORCE CORPORATION
   Solicited by The Board of Directors for the Annual Meeting of Stockholders

                               2001 Marcus Avenue
                          Lake Success, New York 11042

     The undersigned hereby appoints Michael Ferrentino and Christopher P. Franco as Proxies, each with the power to appoint his or her substitute, to vote all of the shares of Common Stock of COMFORCE Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on the record date, June 10, 1997, at the Annual Meeting of Stockholders to be held on July 30, 1997, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may abstain from voting on any proposal or may withhold authority to vote for any nominee(s) by so indicating on the reverse side.

     The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".

       (Continued, and to be marked, dated and signed, on the other side)

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".

          The Board of Directors Recommends a Vote "For" all proposals.


1. Election of Directors: Nominees: (James L. Paterek, Christopher P. Franco, Michael Ferrentino, Richard Barber, Keith Goldberg, Dr. Glen Miller and Marc Werner have been nominated)

     FOR          Withheld         Withheld for the following
                  for all          following (write the
                                   nominee's name in the
                                    space below).

     |_|          |_|              ___________________________


2.   Amend Long-Term Stock Investment Plan       When  shares  are held as
                                                 joint    tenants,    both
     FOR          Against          Abstain       should sign. When signing
     |_|          |_|              |_|           as  attorney,   executor,
                                                 administrator, trustee or
3.   Ratify appointment of independent auditors  guardian,   please   give
                                                 full title as such.  If a
      FOR          Against          Abstain      corporation,  please sign
      |_|          |_|              |_|          in full corporate name by
                                                 President     or    other
                                                 authorized  officer. If a
                                                 partnership,  please sign
                                                 in the  partnership  name
                                                 by authorized person.


                                                 Dated:
                                                       --------------------

                                                 --------------------------
                                                 Signature


                                                 --------------------------
                                                 Signature if held jointly


                                                 PLEASE  SIGN,   DATE  AND
                                                 RETURN   THE  PROXY  CARD
                                                 PROMPTLY     USING    THE
                                                 ENCLOSED ENVELOPE.